UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report:  June 13, 2013

(Date of earliest event reported)

TENET HEALTHCARE CORPORATION

(Exact name of Registrant as specified in its charter)

Nevada	1-7293	95-2557091
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1445 Ross Avenue, Suite 1400

Dallas, Texas  75202

(Address of principal executive offices, including zip code)

(469) 893-2200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02       Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 13, 2013, the Compensation Committee of the Board of Directors of Tenet Healthcare Corporation granted 212,180 “target” restricted stock units (“RSUs”) to Trevor Fetter, President and Chief Executive Officer, under the Company’s 2008 Stock Incentive Plan (“Plan”).  The grant consists of an equal percentage of time-based and performance-based RSUs.  Fifty percent of the RSUs (both time and performance-based) will vest on June 13, 2016 and the remainder on June 13, 2019 subject to (i) Mr. Fetter’s continued employment (with certain exceptions relating to death, disability, voluntary or involuntary termination of employment, or change of control as defined under the Plan) and (ii) in the case of the performance RSUs, the Company’s achievement of specified performance criteria.  If Mr. Fetter’s employment is terminated for cause or he voluntarily resigns before June 13, 2019, he will forfeit all unvested RSUs and, except in the case of his resignation for “good reason,” must reimburse the Company for any previously vested RSUs.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TENET HEALTHCARE CORPORATION

	By:	/s/ Paul A. Castanon
Paul A. Castanon
Vice President, Deputy General Counsel and
Corporate Secretary

Date: June 14, 2013